UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Whitemark Homes, Inc.
           (Exact name of registrant as specified in its charter)

            Colorado                                        25-1302097
(State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                    650 South Central Avenue, Suite 1000
                           Oviedo, Florida 32765
             (Address of Principal Executive Offices)(Zip Code)

                           Whitemark Homes, Inc.
                        2002 Stock Compensation Plan
                          (Full title of the plan)

                         Kenneth L. ("Larry") White
                   President and Chief Executive Officer
                           Whitemark Homes, Inc.
                    650 South Central Avenue, Suite 1000
                           Oviedo, Florida 32765
                  (Name and address of agent for service)

                               (407) 366-9668
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

    Title of                         Proposed         Proposed
   each class                         maximum         maximum       Amount of
 of securities      Amount to be   offering price    aggregate     registration
to be registered     registered     per share      offering price     fee
----------------   --------------  --------------  --------------  -----------
 Common Stock,     500,000 shares    $3.38 (1)     $1,690,000 (1)  $155.48 (2)
 Par Value $.001

  (1) Solely for the purpose of computing the registration fee in accordance with Rule 457(h), the offering price shown is based on the average of the high ($3.45) and low ($3.30) prices for the registrant's common stock as reported on the OTC Bulletin Board on April 19, 2002.

  (2) Calculated under Section 6(b) of the Securities Act as .000092 of $1,690,000.









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Part I  Information Required in the Section 10(a) Prospectus

    Documents containing the information specified by Part I will be sent or given to participants in the 2002 Stock Compensation Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



Part II  Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference.

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this registration statement:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

    (2) The Company's Current Reports on Form 8-K filed on January 22, 2002 and January 23, 2002; and

    (3) The description of the Company's common stock, par value $.001, contained in the Company's Registration Statement on Form 8-A filed on June 28, 1976, including any further amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

    Not applicable.





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Item 5.  Interests of Named Experts and Counsel.

    Not applicable.


Item 6.  Indemnification of Directors and Officers.

    The registrant is a Colorado corporation. Article 109 of the Colorado Business Corporation Act contains provisions for the indemnification and insurance of directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

    (a) A Colorado corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

    (b) A Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person conducted himself or herself in good faith, the person reasonably believed (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests, and (ii) in all other cases that his or her conduct was at least not opposed to the corporation's best interests, and in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

    (c) A Colorado corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Article 109 of the Colorado Business Corporation Act.

    (d) A Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director. A Colorado corporation may also indemnify an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

    Article VII of the registrant's articles of incorporation reads as follows:

        The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of

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        actions reasonably taken by him at the direction of the Corporation.
        The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

    The registrant does not currently maintain officer and director liability insurance, but may obtain such insurance in the future.


Item 7. Exemption From Registration Claimed.

    Not applicable.


Item 8. Exhibits.

    The following exhibits are furnished as part of this registration statement:

        Exhibit
          No.                  Description
        -------                -----------
          5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP
         23.1 Consent of Beemer, Pricher, Kuehnhackl & Heidbrink, P.A., Independent Certified Public Accountants
         23.2 Consent of O'Sullivan Creel, LLP, Independent Certified Public Accountants
         23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
         24.1     Power of Attorney (included on signature page hereof)
         99.1     Whitemark Homes, Inc. 2002 Stock Compensation Plan


Item 9.  Undertakings.

    (a) Rule 415 Offering.  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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    (b) Filings incorporating subsequent Exchange Act documents.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
    Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oviedo, State of Florida, on April 26, 2002.

                                  WHITEMARK HOMES, INC.

                                  By: _/s/_Kenneth_L._White______________
                                      Kenneth L. ("Larry") White, President
                                      and Chief Executive Officer




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                             POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes, constitutes and appoints Kenneth L. ("Larry") White his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                       Date
      ---------                         -----                       ----

                                 Chairman of the Board,
_/s/_Kenneth_L._White________  President, Chief Executive      April 27, 2002
Kenneth L. ("Larry") White       Officer,and a Director



_/s/_MITCHELL_R._GORDON______   Chief Financial Officer        April 27, 2002
Mitchell R. Gordon              Principal Accounting Officer



_/s/_SCOTT_D._CLARK_______      Director                       April 27, 2002
Scott D. Clark



_/s/_HUGH_W._HARLING,_JR._      Director                       April 27, 2002
Hugh W. Harling, Jr.



_/s/_KAREN_M._LEE_________      Director                       April 27, 2002
Karen M. Lee





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                             INDEX TO EXHIBITS


        Exhibit
          No.                  Description
        -------                -----------
          5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP
         23.1 Consent of Beemer, Pricher, Kuehnhackl & Heidbrink, P.A., Independent Certified Public Accountants
         23.2 Consent of O'Sullivan Creel, LLP, Independent Certified Public Accountants
         23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
         24.1     Power of Attorney (included on signature page hereof)
         99.1     Whitemark Homes, Inc. 2002 Stock Compensation Plan






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